Exhibit 99.1
Babylon Reports Q1 2023 Financial Results
AUSTIN, TEXAS & LONDON, UK – May 10, 2023 – Babylon Holdings Limited (NYSE: BBLN) (“Babylon” or the “Company”) today announced its financial and operating results for the first quarter ended March 31, 2023.
First Quarter Financial Results
Comparison of the following financial results for the three months ended March 31, 2023, to the three months ended March 31, 2022:
•Total revenue was $311.1 million compared to $266.4 million, a 1.2x year-over-year increase of $44.7 million. This was primarily due to the growth in VBC revenue, which increased by 17% year-over-year to $287.5 million in Q1 2023.
•Net loss totaled $63.2 million, a (20.3)% Net loss margin compared to Net loss of $29.1 million, a (10.9)% Net loss margin in Q1 2022. Net income in Q1 2022 included a $78.8 million gain primarily relating to the Company going public.
•Adjusted EBITDA totaled $(45.8) million, a (14.7)% Adjusted EBITDA Margin, compared to $(82.6) million Adjusted EBITDA, or (31.0)% Adjusted EBITDA Margin, in Q1 2022.
Key Highlights
•Improved VBC Revenue mix, exiting two Medicaid contracts and going live on January 1, 2023 with our digital-first Commercial Exchange product, Ambetter, resulting in nearly 60% of our VBC revenue coming from non-Medicaid members
•Continued disciplined execution of previously announced cost reduction initiatives, including completion of the sale of a non-core business
•Ambetter digital-first service for Commercial members exceeded projections with 38% membership growth YTD, members are 12+ times faster to register and have demonstrated 8x engagement rates, higher than any of our other cohorts
•Appointments in our U.K. Private business grew 83% YoY, with over 186K appointments delivered in Q1 2023

Financial Guidance, Balance Sheet Cash and Other Important Information
In light of the Company’s announcement today concerning an interim financing and proposed take private transaction to be led by AlbaCore Capital LLP and affiliates, the Company has withdrawn its full-year 2023 revenue and Adjusted EBITDA guidance, and its mid-2024 target for Adjusted EBITDA profitability, issued on March 9, 2023. The Company is not providing updated guidance at this time.

As of March 31, 2023, the Company had cash and cash equivalents of $77.7 million, including $52.1 million of cash classified as held for sale.
First Quarter 2023 Earnings Call and Additional Notes
Babylon will not host its previously announced conference call on May 10, 2023 to discuss first quarter 2023 results.

Babylon’s Quarterly Report on Form 10-Q for the first quarter of 2023 is being filed today with the U.S. Securities and Exchange Commission (the “SEC”) and will be available in the Investor Relations section of Babylon’s website at https://ir.babylonhealth.com.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Medical Loss Ratio, Medical Margin and Cost of Care Delivery Margin are non-GAAP financial measures (collectively, the “Non-GAAP Measures”) and have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. We caution investors that amounts presented in accordance with our definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures. An explanation of our Non-

GAAP measures, a reconciliation of Adjusted EBITDA to the most comparable GAAP measure, Net loss, and the calculations of Net loss Margin, Adjusted EBITDA Margin, Medical Loss Ratio, Medical Margin and Cost of Care Delivery Margins have been provided at the end of this press release.

About Babylon
At Babylon, our mission is to make quality healthcare accessible and affordable for every person on Earth. To this end, we are building an integrated digital first primary care service that can manage population health at scale.

Founded in 2013, we are reengineering how people engage with their care at every step of the healthcare continuum. By flipping the model from reactive sick care to proactive healthcare through the devices people already own, we offer millions of people globally, ongoing, always-on care. And, we have already shown that in environments as diverse as the developed UK or developing Rwanda, urban New York or rural Missouri, for people of all ages, it is possible to achieve our mission by leveraging our highly scalable, digital-first platform combined with high quality, virtual clinical operations to provide integrated, personalized healthcare.

Today, we support a global patient network across 15 countries, and operate in 16 languages. In 2021 alone, Babylon helped a patient every 6 seconds, with approximately 5.2 million consultations and AI interactions. Importantly, this was achieved with a 93% user retention rate in our NHS GP at Hand service and 4 or 5-star ratings from more than 90% of our users across all of our geographies. We are working to demonstrate how our model of digital first integrated primary care can be applied to manage the health of the population in different settings across Medicare, Medicaid, and commercial value based care contracts in the US and our primary care services in the UK.

Babylon is also working with governments, health providers, employers and insurers across the globe to provide them with a new digital-first platform that any partner can use to deliver high-quality healthcare with lower costs and better outcomes. For more information, please visit www.babylonhealth.com.

Forward-Looking Statements
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements include, without limitation, information concerning Babylon’s ability to receive available funding in full from the amendment and restatement of its senior secured term loan facility with AlbaCore Capital LLP and certain of its affiliates (“AlbaCore”) on May 10, 2023 (the “Interim Funding”) and its ability to successfully implement the framework implementation agreement, dated May 10, 2023, with AlbaCore (the “Framework Agreement”), possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment and potential growth opportunities.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Babylon’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: our ability to continue as a going concern over the next twelve months; risks associated with our debt financing agreements with AlbaCore, including our ability to receive available funding from the Interim Funding in full and the impact of the restrictive covenants on our operations; risks associated with the implementation of the take private proposal pursuant to the Framework Agreement; that we may require additional financing and our ability to obtain additional financing on favorable terms; our ability to timely identify and execute strategic alternatives on favorable terms, including restructuring, refinancing, an asset sale such as the proposed sale of the Meritage Medical Network/Independent Physician Association business, a take private transaction, and/or putting Babylon Holdings Limited into administration under UK law or obtaining relief under the U.S. Bankruptcy Code; risks and uncertainties associated with such administration or bankruptcy proceedings; the diversion of our senior management team’s attention from our business to pursuing strategic alternatives; the impact on our share price as a result of announcements related to a potential take private transaction; turnover in our senior management team and other key talent; our future financial and operating results, ability to generate profits in the future, and timeline to profitability for Babylon as a whole and in our lines of business; the impact of our recently completed reverse share split on the price and trading market for our Class A ordinary shares; if we fail to comply with the NYSE’s continued listing standards and rules, the NYSE may delist our Class A ordinary shares; uncertainties related to our ability to continue as a going concern; our ability to successfully execute our planned cost reduction actions and realize the expected cost savings; the growth of our business and organization; risks associated with impairment of goodwill and other intangible assets; our failure to compete successfully; our ability to renew contracts with existing customers, and risks of contract renewals at lower fee levels, or significant reductions in members, pricing or premiums under our contracts due to factors outside our control; our dependence on our relationships with physician-owned entities; our ability to maintain and expand a network of qualified providers; our ability to increase engagement of individual members or realize the member healthcare cost savings that we expect; a significant portion of our revenue comes from a limited number of customers; the uncertainty and potential inadequacy of our claims liability estimates for medical costs and expenses; risks associated with estimating the amount and timing of revenue recognized under our licensing agreements and value-based care agreements with health plans; risks associated with our physician partners’ failure to accurately, timely and sufficiently document their services; risks associated with inaccurate or unsupportable information regarding risk adjustment scores of members in records and submissions to health plans; risks associated with reduction of reimbursement rates paid by third-party payers or federal or state healthcare programs; risks associated with regulatory proposals directed at containing or lowering the cost of healthcare, including the ACO REACH model; immaturity and volatility of the market for telemedicine and our unproven digital-first approach; our ability to develop and release new solutions and services; difficulty in hiring and retaining talent to operate our business; risks associated with our international operations, economic uncertainty, or downturns; the impact of COVID-19 or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on our business; risks associated with foreign currency exchange rate fluctuations and restrictions; and the other risks and uncertainties identified in Babylon’s Form 10-K filed with the SEC on March 16, 2023 and Form 10-Q to be filed with the SEC on May 10, 2023, and in other documents filed or to be filed by Babylon with the SEC and available at the SEC’s website at www.sec.gov.

Babylon cautions that the foregoing list of factors is not exclusive and cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Babylon does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.
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Babylon Holdings Limited
Consolidated Balance Sheets
(Dollars, in thousands, except share and per share data)

	As of March 31,	As of December 31,
	2023	2022
	(unaudited)
	$	$
ASSETS
Current assets
Cash and cash equivalents	25,582	43,475
Trade receivables, net	15,404	15,524
Other receivables	14,897	17,502
Prepayments and contract assets	18,404	18,349
Assets held for sale	108,797	125,275
Total current assets	183,084	220,125
Property, plant and equipment net	12,039	12,658
Operating lease right-of-use assets	12,870	13,327
Total assets	207,993	246,110
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities
Trade payables	5,893	9,600
Other payables	4,046	4,839
Accruals and other liabilities	40,000	30,029
Due to related parties	4,791	4,791
Claims payable	9,280	8,475
Contract liabilities	19,094	18,710
Lease liabilities	5,023	5,102
Liabilities held for sale	70,351	74,717
Premium deficiency reserve	13,103	6,124
Total current liabilities	171,581	162,387
Loans and borrowings, net of current position	295,449	278,028
Contract liabilities, net of current position	42,790	46,160
Lease liabilities, net of current position	12,983	14,056
Warrant liability	—	711
Earnout liability	252	667
Total liabilities	523,055	502,009
SHAREHOLDERS' EQUITY
Class A ordinary shares, $0.001056433113 par value; 260,000,000 shares authorized at March 31, 2023 and December 31, 2022; 25,584,711 and 24,858,717 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	17	16
Class B ordinary shares, $0.001056433113 par value; 124,000,000 shares authorized at March 31, 2023 and December 31, 2022; zero shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Additional paid-in-capital	581,215	576,585
Accumulated deficit	(900,001)	(836,772)
Accumulated other comprehensive income	3,707	4,272
Total stockholders' equity	(315,062)	(255,899)
Total liabilities and shareholders' equity	207,993	246,110

Babylon Holdings Limited
Consolidated Statement of Operations and Other Comprehensive Loss
(Dollars, in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
	$	$
Revenue:
Value-based care	287,465	246,575
Clinical services	17,108	12,115
Software licensing	6,547	7,756
Total revenue	311,120	266,446
Claims expense	(283,906)	(247,552)
Clinical care delivery expense	(16,416)	(23,927)
Platform & application expenses	(8,594)	(13,748)
Research & development expenses	(4,476)	(17,314)
Sales, general & administrative expenses	(48,393)	(55,649)
Premium deficiency reserve expense	(2,494)	(6,868)
Depreciation and amortization expenses	(1,237)	(3,078)
Loss from operations	(54,396)	(101,690)
Interest expense	(8,819)	(5,982)
Interest income	161	255
Gain on fair value remeasurement	336	78,773
Gain on settlement of warrants	155	—
Exchange loss	(27)	(447)
Loss on sale of subsidiary	(646)	—
Net loss from operations before income taxes	(63,236)	(29,091)
Tax benefit / (provision)	7	(9)
Net loss	(63,229)	(29,100)
Other comprehensive loss
Currency translation differences	(565)	(3,639)
Other comprehensive loss, net of income tax	(565)	(3,639)
Total comprehensive loss	(63,794)	(32,739)
Net loss per share
Net loss per share, basic and diluted, from operations	(2.53)	(1.71)
Weighted average shares outstanding, basic and diluted	25,025,645	17,038,663

Babylon Holdings Limited
Consolidated Statement of Cash Flows
(Dollars, in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
	$	$
Cash flows from operating activities
Net loss	(63,229)	(29,100)
Adjustments to reconcile Net loss to net cash used in operating activities:
Non-cash interest expense, net	8,658	5,727
Stock-based compensation	2,167	9,174
Depreciation and amortization	1,237	3,078
Exchange loss	27	447
Gain on fair value remeasurement	(336)	(78,773)
Premium deficiency reserve expense	2,494	6,868
Gain on settlement of warrants	(155)	—
Loss on sale of subsidiary	646	—
Taxation	—	9
Working capital adjustments
Decrease / (Increase) in trade and other receivables	2,886	(3,648)
(Increase) / Decrease in prepayments and contract assets	(55)	4,029
(Decrease) / Increase in trade, other and claims payables	(3,746)	17,640
Increase / (Decrease) in accruals and other liabilities and due to related parties	1,992	(5,264)
(Decrease) in contract liabilities	(2,011)	(9,941)
Decrease in assets and liabilities held for sale	11,436	—
(Decrease) / Increase in operating lease liabilities	(417)	1,272
Net cash used in operating activities	(38,406)	(78,482)
Cash flows from investing activities
Capital expenditure	(372)	(2,613)
Proceeds from sale of investment in subsidiary	516	—
Net cash provided / (used) in investing activities	144	(2,613)
Cash flows from financing activities
Proceeds from issuance of notes and warrants	22,000	100,000
Payment of debt issuance costs	(3,153)	(4,000)
Payment of equity issuance costs	—	(1,002)
Other financing activities, net	42	(1,538)
Net cash provided by financing activities	18,889	93,460
Net (decrease) / increase in cash and cash equivalents	(19,373)	12,365
Cash and cash equivalents at January 1,	43,475	262,581
Effect of movements in exchange rate on cash held	1,480	32
Cash and cash equivalents at December 31,	25,582	274,978

Babylon Holdings Limited
Non-GAAP Financial Measures
(Unaudited)
EBITDA is defined as Net (loss) income, adjusted for depreciation, amortization, net interest income (expense), and income taxes. We define Adjusted EBITDA as Net (loss) income, adjusted for depreciation, amortization, net interest income (expense), income taxes, impairment expenses, stock-based compensation, foreign exchange gains (losses), restructuring and other termination benefits, gains (losses) on settlement of warrants, gains (losses) on fair value remeasurement, premium deficiency reserve (income) expenses and gains (losses) on sale of subsidiaries and related transaction costs. We define Medical Loss Ratio as the absolute value of claims expense divided by Value-based care revenue. We define Medical Margin as one minus the Medical Loss Ratio. We define Medical Loss Ratio as the absolute value of claims expense divided by Value-based care revenue. We define Medical Margin as one minus the Medical loss ratio. We define Cost of Care Delivery Margin as one minus the absolute value of claims expense and clinical care delivery expense divided by total revenue. Medical Loss Ratio, Medical Margins and Cost of Care Delivery Margins are derived from amounts presented in the Consolidated Statement of Operations and Comprehensive Loss and the associated Notes to the Consolidated Financial Statements.

We believe that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Medical Loss Ratio, Medical Margin and Cost of Care Delivery Margin (collectively, the “Non-GAAP Measures”) are useful metrics for investors to understand and evaluate our operating results and ongoing profitability because they permit investors to evaluate our recurring profitability from our ongoing operating activities.

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Medical Loss Ratio, Medical Margin and Cost of Care Delivery Margin have certain limitations, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. We caution investors that amounts presented in accordance with our definitions of any of the Non-GAAP Measures may not be comparable to similar measures disclosed by other issuers, because some issuers calculate certain of the Non-GAAP Measures differently or not at all, limiting their usefulness as direct comparative measures.

The following table presents a reconciliation of specific GAAP measures to the Non-GAAP Measures used by management. These include EBITDA and Adjusted EBITDA from the most directly comparable GAAP measure, Net (loss) income, and the calculations of Net (loss) income Margin, Adjusted EBITDA Margin, Medical Loss Ratio, Medical Margin and Cost of Care Delivery Margin for the three months ended March 31, 2023 and 2022:

	For the Three Months Ended March 31,
	2023	2022
(in thousands)	$	$
Net loss	(63,229)	(29,100)
Adjustments to calculate EBITDA:
Depreciation and amortization expenses	1,237	3,078
Interest expense and income, net	8,658	5,727
Tax (benefit) provision	(7)	9
EBITDA	(53,341)	(20,286)
Adjustments to calculate Adjusted EBITDA:
Stock-based compensation	2,167	9,174
Exchange loss	27	447
Restructuring and other termination benefits	1,216	—
Gain on settlement of warrants	(155)	—
Gain on fair value remeasurement	(336)	(78,773)
Premium deficiency reserve expense	2,494	6,868
Loss on sale of subsidiary and related transaction costs	2,148	—
Adjusted EBITDA	(45,780)	(82,570)

Total revenue	311,120	266,446
Value-based care revenue	287,465	246,575
Claims expense	(283,906)	(247,552)
Clinical care delivery expense	(16,416)	(23,927)

Net (loss) income Margin	(20.3)%	(10.9)%
Adjusted EBITDA Margin	(14.7)%	(31.0)%
Medical Loss Ratio	98.8%	100.4%
Medical Margin	1.2%	(0.4)%
Cost of Care Delivery Margin	3.5%	(1.9)%
Contacts:
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press@babylonhealth.com
Investors
investors@babylonhealth.com